Exhibit 32.1

Certification*

In connection with the Interim Report of New Venture Holdings, Inc., (the “Company”), on Form 10-Q for the three months ended June 30,2008 as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), Vanleo Y.W. Fung, the principal executive officer and principal financial officer of the Company, hereby certify that, to the best of my knowledge:

1. The Periodic Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Periodic Report.

Date: August 14, 2008	By:	/s/ Vanleo Y.W. Fung
Vanleo Y.W. Fung
Principal Executive Officer and
Principal Financial Officer